UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SEVEN ARTS ENTERTAINMENT INC.

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SEVEN ARTS ENTERTAINMENT INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER [  ], 2013

To the Stockholders of Seven Arts Entertainment Inc.:

Notice is hereby given that the annual meeting of the stockholders of Seven Arts Entertainment Inc. (“Company”) will be held on November [  ], 2013 at 9:00 a.m., local time, at Company’s principal offices at 8439 Sunset Boulevard, Suite 402, West Hollywood, CA 90069, for the following purposes:

1.	Election of Directors. To elect one director, who will serve until the 2016 annual meeting of stockholders.
2.	Ratification of Auditors. To ratify the appointment of The Hall Group, CPAs, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.
3.	Amendment to Articles. To approve an amendment to our Amended Articles of Incorporation to increase the number of shares of capital stock authorized for issuance from 250,000,000 shares to 500,000,000 shares.
4.	Advisory Shareholder Vote Re Executive Officer Compensation. To approve the compensation of the named executive officers.
5.	Approval of Frequency of Shareholder Advisory Vote. To approve shareholder advisory votes on the compensation of the Company’s named executive officers every one, two or three years as determined by the shareholders.
6.	Other Business. To transact such other business as may properly come before the annual meeting of stockholders or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our board of directors has fixed the close of business on October [  ], 2013 as the record date for determining the stockholders entitled to notice of and to vote at this annual meeting of stockholders and at any adjournment thereof.

We have decided to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery. Whether or not you expect to attend the annual meeting of stockholders in person, it is important that your shares are represented. Please vote as soon as possible.

By Order of the Board,

Katrin M. Hoffman
Chief Executive Officer

Los Angeles, California
October   , 2013

SEVEN ARTS ENTERTAINMENT INC.
8439 SUNSET BLVD., SUITE 402
WEST HOLLYWOOD, CA 90069

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished to stockholders of Seven Arts Entertainment Inc., a Nevada corporation (the “Company”), in connection with our solicitation of proxies for use in voting at our annual meeting of stockholders (the “Annual Meeting”) to be held on November [  ], 2013 at 9:00 a.m., local time, at 8439 Sunset Blvd., Suite 402, West Hollywood, CA 90069 or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice relating to the Annual Meeting. Our board of directors (the “Board”) is not currently aware of any other matters that will come before the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on a website referenced in the Notice or request to receive a printed set of the proxy materials. Instructions regarding how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice was mailed to stockholders, and the proxy materials were first given to stockholders via Internet access, on or about October [  ], 2013. On or before the time that the Notice was sent to stockholders, all materials identified in the Notice were publicly accessible, free of charge, at the website address specified in the Notice (http://www.proxyease.com/sevenarts/2013) Such materials will remain available on that website for twelve months subsequent to the conclusion of the Annual Meeting.

Our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by us.

Voting and Proxy Revocability

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are a record stockholder, but you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice. If you are a beneficial owner of shares held in street name, follow the voting instructions provided in the Notice and in any correspondence from the record stockholder.

You may revoke the authority granted by your execution and delivery of a proxy at any time before its effective exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. If you deliver an executed proxy, and it is not subsequently revoked, your shares will be voted in the manner you direct on your proxy card. If no specifications are given, your shares will be voted in favor of Proposals No. 1, No. 2, and No. 3 and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on October [  ], 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On October [  ], 2013, there were 219,276,228 shares of our common stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the Annual Meeting. On October [  ], 2013, there were outstanding 125,125 shares of our Series A Preferred Stock and 119,300 shares of our Series B Preferred Stock outstanding, which represent in total 244,425 (i.e., 125,125 + 119,300) votes on each of the matters to be presented at the Annual Meeting.

One third of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting in order to have a quorum for transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are not voted on a particular matter because instructions have not been received from the beneficial owner. If there is a quorum:

•	the one director nominee who receives the highest number of affirmative votes cast will be elected for the terms specified,
•	upon the approving vote of a majority of the votes cast, the Board’s appointment of The Hall Group, CPAs will be ratified,
•	upon the approving vote of a majority of the votes cast, the amendment to our amended articles of incorporation to increase the number of shares of capital stock authorized for issuance from 250,000,000 to 500,000,000 will be approved,
•	upon the approving vote of a majority of the votes cast, the executive officers’ compensation in hereby approved which vote will be advisory only and not binding on the Company,
•	upon the approving vote of a majority of the votes cast, shareholder votes on the compensation of the Company’s principal executive officers for periods of one, two or three years as determined by the shareholder vote is approved which vote will be advisory only and not binding on the Company.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors or the amendment to our amended articles of incorporation. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Stockholder Proposals

All stockholder proposals which are intended to be presented at the 2014 annual meeting must be received by the Company no later than January 15, 2014 for inclusion in the Board’s proxy statement and on the proxy card relating to the 2014 annual meeting.

A stockholder proposal that will not appear in the proxy statement may be considered at a meeting of stockholders only if the Company has received timely notice of the proposal. In order to be timely, for the 2014 annual meeting, the Company must receive notice of the proposal no later than January 15, 2014.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Under our amended articles of incorporation, the Board has the authority to fix the number of directors, provided that the Board must have between five and nine members. The Board has set the number of directors at nine members, two of which members have not been appointed by the Board and when appointed will serve until the 2016 annual meeting of stockholders. The term of one director, Anthony Hickox, expires in 2013. Mr. Vellardita resigned as a member and chairman of the Board effective August 28, 2013. The other existing Board members and their terms are set forth below. Unless otherwise specified, your proxy will be voted in favor of the person named below to serve for the term specified and until their successors shall have been duly qualified and elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve

Below is biographical and other information about the nominee for election as a director for the term expiring in 2013, including the particular experience, qualifications, attributes and/or skills that led the Board to determine that each nominee should serve as a director.

The Board’s director nominee is Anthony Hickox. Mr. Hickox’s resume is set forth below.

The existing directors of the Company whose terms have not expired are:

Name	Position	Age	Date First Elected Or Appointed(1)	Date of Expiration Of Proposed Term
Hubert Gibbs	Chairman	53	April 9, 2010(1)	June 30, 2015
Peter Hoffman	Director	63	September 2, 2004(1)	June 30, 2015
Katrin Hoffman	CEO, Director	35	February 26, 2008(1)	June 30, 2015
Elaine New	Director	53	January 11, 2007(1)	June 30, 2014
David Furth	Director	45	October 15, 2012	June 30, 2014

(1)	Includes service with the Company’s listing predecessor, Seven Arts Pictures Plc.

No director and/or senior management had been the subject of any order, judgment, or decree of any governmental agency or administrator or of any court or competent jurisdiction, revoking or suspending for cause any license, permit or other authority of such person or of any corporation of which he or she is a director and/or senior management, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he or she is an officer or director from engaging in or continuing any conduct/practice/employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business or of theft or of any felony.

The experience and qualifications of the directors and senior management for at a minimum the last five years are as follows:

Hubert Gibbs

The Honorable Hubert Gibbs has been our Chairman and one of our directors since April 9, 2010. After graduating from Oxford University in 1981, Mr. Gibbs started his career as an editor, reader and translator at Quartet Books UK. Subsequently he worked as a stock market analyst with Banque Bruxelles Lambert and then as an independent communications entrepreneur responsible for starting up various companies including Instlang.com which was sold to market leader SDL in 1999. Most recently Mr. Gibbs has been involved in financing and producing independent films, including As Good as Dead, and The Killing Jar. Mr. Gibbs managed the family estate, Tyntesfield until it was taken over by the National Trust in 2002.

Peter Hoffman

Peter Hoffman has been our Chief Executive Officer and one of our directors since September 2004 and is also our founder. Mr. Hoffman took over as Chairman on December 31, 2009 following the death of previous chairman Anthony Bryan but resigned that position on election of Hubert Gibbs as Chairman. Under Mr. Hoffman’s direction, we and our predecessors have produced and or distributed over thirty features since our inception including: Johnny Mnemonic, Never Talk To Strangers, 9½ Weeks II and Shattered Image. As our CEO, his responsibilities include, among others, the selection and production of motion pictures, strategic planning, business development, operations, financial administration, accounting, and reporting to the Board of Directors. Mr. Hoffman was previously President and CEO of Carolco Pictures. He was directly involved at Carolco in the production of a large slate of independent motion pictures, including Terminator 2, Basic Instinct, Total Recall, and Rambo III. Mr. Hoffman is a graduate of the Yale Law School and has participated as a lawyer and executive in numerous financial and tax-preferred financings for more than twenty-five years. Mr. Hoffman has taken a leave of absence as our Chief Executive Officer effective as of June 19, 2013 although Mr. Hoffman remains a director of the Company and our General Counsel. Mr. Hoffman is the father of Kate Hoffman, our Chief Operating Officer and our Executive Director.

Katrin Hoffman

Kate Hoffman has been our Chief Operating Officer and a director since February 2008. As our COO, her responsibilities include supervising the production of motion pictures and licensing and delivering our motion pictures to third parties. She began her career at the age of 17 as an intern for Hollywood casting directors, Mary Vernieu and Risa Gramon-Garcia. Ms. Hoffman then worked for film agent Mort Viner at International Creative Management until his retirement when she joined our predecessors in 1998. She has managed the development, production and delivery of films including The Believer, No Good Deed, Stander, and Asylum. In addition to her production responsibilities, Ms. Hoffman is responsible for international distribution, acquisitions and film financing. Ms. Hoffman is the daughter of Peter Hoffman, our former Chief Executive Officer and a Director. Ms. Hoffman is the acting Chief Executive Officer of the Company during Mr. Hoffman’s leave of absence.

Anthony Hickox

Anthony Hickox has been a director since October 2007. He is a film director, writer and producer. Mr. Hickox wrote and directed his first film, Waxworks at the age of 21. Mr. Hickox was involved in the production of or direction of Sundown, Warlock: Armageddon; Children of the Corn, Turn of the Screw; Carnival of Souls, and Hellraiser 3: Hell on Earth.

Elaine New

Elaine New has been an executive director since January 2007 and was our Chief Financial Officer from January 2007 until July 31, 2009 and from August 1, 2010 until July 15, 2013. She is Cambridge University educated and is a Price Waterhouse (London) qualified Chartered Accountant. Elaine has been in the media industry for the last ten years previously as Finance Director of Metrodome Group Plc, a UK film distributor. Ms. New was previously engaged as Financial Controller of Harrods International, helping to establish an airport retailing arm, and as Commercial Director of Outfit, a new division of Sears Womenswear Ltd that she helped to create in the latter part of the 1990s. Ms. New was on the Executive Committee of The Quoted Companies Alliance for almost three years helping represent small to mid-cap companies listed both on AIM and the main list of The London Stock Exchange.

David Furth

David Furth is the managing director of Gi2, where he has advised on public and private investments focusing on rapidly growing companies in retail software, technology, and health care since July 2008. Prior to his tenure at Gi2, commencing January 2005 Mr Furth was Senior Vice President and Portfolio Manager at Provident Investment Counsel, where he managed a $450 million growth stock portfolio. Mr. Furth attended Stanford University for his undergraduate degree and then the Kellogg School of Management at Northwestern University for his MBA.

Vote Required

The nominee receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors for the term specified. Only votes cast for a nominee will be counted, except that your proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

Our Board recommends a vote for Anthony Hickox.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board also recognizes that depending on the circumstances, other leadership models may be appropriate, and that no single leadership model is right for all companies and at all times. Accordingly, the Board periodically reviews its leadership structure.

The Board oversees and guides the Company’s management and its business affairs. Committees assist the Board in discharging its responsibilities on issues that benefit from consideration by a smaller, more focused subset of directors. All committee members are elected by and serve at the pleasure of the Board. The Board currently combines the role of Chairman of the Board with the role of chief executive officer. The Board believes this provides an efficient and effective leadership model for the Company. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy. The Board does not have a lead independent director at this time.

The Board’s role in the Company’s risk oversight process includes regular reviews of information from senior management regarding the areas of material risk to the Company. The oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the Board committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The audit committee oversees management of financial and information technology risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks. The full Board also manages additional risks, including those associated with corporate governance, independence of Board members and potential conflicts of interest.

Board Committees and Meetings

Our Board has an Audit Committee, a Compensation Committee, and a Nomination Committee.

We do not have a policy regarding Board members’ attendance at annual meetings.

We have an Audit Committee, which recommends to the Board of Directors the engagement of our independent registered public accounting firm and reviews with such firm the scope and results of our audits, our internal accounting controls, and the professional services furnished by our independent registered public accounting firm. The current members of the Audit Committee are Mr. Gibbs, Mr. Furth and Ms. New.

Our Compensation Committee (Mr. Gibbs, Mr. Hickox and Mr. Furth) and Nominating Committee (Mr. Gibbs, Mr. Hickox and Mr. Furth) are made up of our independent directors.

All Committees of the Board are organized pursuant to resolutions of the Board of Directors. The terms of reference of each committee are based on the subject matter jurisdiction of each Committee. The Compensation Committee reviews and approves all employee compensation and bonuses. The Nomination Committee proposes candidates for election to our Board of Directors.

All meetings of each Committee are on an ad-hoc basis, decisions are made by majority vote and all decisions are reported to the full Board of Directors for approval.

Audit Committee

The Audit Committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent registered public accounting firm to be retained; oversees the independence of the independent registered public accounting firm; evaluates the independent registered public accounting firm’s performance; consults with the independent registered public accounting firm and discusses with senior management the scope and quality of controls; and reviews and considers the cooperation received by the independent registered public accounting firm during their audit examination and quarterly reviews. The Board has adopted a written Audit Committee charter that requires at least semi-annual meetings. The charter is included as Appendix A to this Proxy Statement.

Compensation Committee

The Compensation Committee has the primary authority to determine our compensation philosophy and to make recommendations regarding compensation for our executive officers. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for executive officers, awards equity compensation to employees and consultants under our 2012 Stock Incentive Plan (the “2012 Plan”) and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate.

The Compensation Committee has recommended to the Board, and the Board has implemented, compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the stockholders. We rely heavily on incentive, including equity, compensation to attract, retain, motivate and reward executive officers. Historically, annual base salaries have been set at the time of hire and are subject to adjustment. Initial base salaries are recommended by the Chief Executive Officer to the Compensation Committee. After review, the Compensation Committee recommends to the full Board the compensation package as part of the overall Board consideration of the full employment package offered to the prospective officer. The compensation package is based on the amount deemed necessary to attract and retain the services of the executive officer candidate. Incentive compensation is variable and tied to corporate and individual performance. The incentive compensation program is designed to provide incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to our long-term growth. The incentive compensation program is reviewed at least annually to ensure it meets our current strategies and needs. The Chief Executive Officer aids the Compensation Committee by providing input regarding the annual compensation of all executive officers, other than himself. The performance of our Chief Executive Officer is reviewed annually by the Compensation Committee.

The Board has not adopted a written Compensation Committee charter.

Nominations Committee

Director nominees to our Board are recommended to the full Board by the Nomination Committee. The Board, as a whole, then approves or rejects such director nominees.

The identification of director nominees may occur in various ways, including through recommendation by our directors, management and stockholders. Although there are no specific minimum qualifications applicable to director nominees, in recommending director nominees, the independent directors evaluate the qualifications of identified director nominees in light of the skills, experience, perspective and background required for the effective functioning of our Board. While there is no formal policy with respect to diversity, the Board does consider such issues as diversity of education, professional experience, differences of viewpoints and skills when assessing individual director nominees. Nominations must also comply with the rules relating to stockholder proposals, as described under “Stockholder Proposals” above. All director nominee recommendations and the subsequent nomination process are evaluated using the same guidelines described above.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, based on the recommendation of the audit committee, has selected The Hall Group, CPAs as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013 and recommends that the stockholders ratify such selection. Although not required, we believe that it is good corporate practice to request stockholder ratification of the Board’s appointment of our independent registered public accounting firm. In the event that a majority of the shares are not voted in favor of ratification, the audit committee will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of The Hall Group, CPAs’ appointment as our independent registered public accounting firm for the fiscal year ending June 30, 2012. A representative of The Hall Group, CPAs is expected to be present telephonically at the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

Services Provided by Our Independent Registered Public Accounting Firm

The Hall Group, CPAs serves as our independent registered public accounting firm for the fiscal year ending June 30, 2013, and acted in such capacity for the fiscal year ended June 30, 2012, and of our listing predecessor Seven Arts Pictures Plc for the fiscal years ended June 30, 2011 and 2012. Aggregate fees for professional services rendered for the Company (and its listing predecessor, Seven Arts Pictures Plc) for the fiscal years ended June 30, 2012 and 2011 were as follows:

	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011
Adjusted Audit Fees	$254,000	$105,000
Audit-Related Fees	—	—
Tax Fee	—	—
All Other Fees	—	—
Total	$254,000	$105,000

Audit Fees

The aggregate fees billed for professional services rendered by our auditors, for the audit of the registrant’s annual financial statements and review of the financial statements included in the registrant’s Form 10-K and Form 10-Q filings, or services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for fiscal years 2012 and 2011 was $254,000 and $105,000, respectively.

Audit-Related Fees

There were no fees incurred related to assurance and related services provided by the principal accountant that are reasonably related to the performance of the audit or review of the financial statement, but are not reported in Audit fees above, for the fiscal years ended June 30, 2012 and 2011.

Tax Fees

None

All Other Fees

None.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has certain policies and procedures in place requiring the pre-approval of audit and non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The approved non-audit services must be disclosed in our periodic reports filed with the SEC. Our independent registered public accounting firm cannot be retained to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation; (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iii) actuarial services; and (iv) internal audit outsourcing services. All work performed by The Hall Group, CPAs for 2010 and 2011 was pre-approved by our audit committee as was the work carried out by our previous independent registered public accounting firms.

Our Board recommends a vote FOR the ratification of the appointment of The Hall Group, CPAs to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

PROPOSAL NO. 3 — ADOPTION OF AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK

Our Board is proposing for stockholder approval an amendment to our amended articles of incorporation to increase the number of authorized shares of capital stock from 250,000,000 shares to 500,000,000 shares. The Company’s articles of incorporation designate the number of preferred (1,000,000), common (249,000,000) or other (0) shares of capital stock but authority is reserved to the Board of Directors to reduce or increase the amounts designated for each class of capital stock from time to time

As of October [  ], 2013:

•	219,276,228 shares of common stock were issued and outstanding,
•	0 shares of common stock were reserved for issuance upon the exercise of stock options and warrants granted by us.
•	125,125 shares of Series A preferred stock, 119,300 shares of Series B preferred stock were issued and outstanding, and convertible into 1,803,857 shares of common stock.

Purpose of Amendment

The Board believes that it is advisable and in our best interests and those of our stockholders to have available additional authorized but unissued shares of common stock in order to maintain our flexibility to use such shares for business and/or financing purposes in the future. The newly authorized shares of capital stock, if and when issued and designated as common shares, will have the same rights and privileges as the shares of common stock currently authorized, issued and outstanding.

•	Raising capital,
•	Expanding our business through acquisitions and other strategic transactions,
•	Paying stock dividends or effecting stock splits,
•	Providing equity incentives to employees, officers and directors, and
•	Other general corporate purposes.

We have issued the convertible notes and debentures listed in the Schedule attached as Appendix 3 in an aggregate principal amount of approximately $4,073,897. The material terms of these notes and debentures are set forth in the Schedule attached as Appendix 3 including interest rate, due date, and the conversion price expressed as either a percentage of the “market value” of the Company’s common stock on the date of conversion or as a fixed price as indicated in the Schedule. All such notes and debentures are now issued and outstanding. “Market value” for purposes of those notes or debentures providing for a conversion based on the “market value” of the Company’s common stock is determined on a volume weighted average closing price of the Company’s common stock on OTCQB for a period of trading days, generally being ten such days. The number of shares of common stock to be issued by the Company if all the notes and debentures in the Schedule were converted cannot be calculated with certainty but the Company estimates that the Company will issue in excess of 72,000,000 shares of its common stock on such conversion, which is greater than the available unissued common stock of the Company set forth in its Amended Articles of Incorporation.

We do not have any current plans, arrangements or understandings for issuances of our common or preferred stock other than (a) the possible issuances of up to 179,283,383 shares of common stock on exercise (if at all) of the Company’s warrants as set forth in the draft Registration Statement of Form S-1 filed with the Securities & Exchange Commission on January 23, 2013, amended on March 19, 2013 and (b) issuance of an as yet undetermined number of shares of common or preferred stock on a corporate combination that has not yet been negotiated or agreed but disclosed in our Press Release dated August 26, 2013. Shareholders may not have the right to approve or disapprove this possible corporate combination. There is and can be no assurance or guarantee that such corporate combination will be agreed or executed.

Like the currently authorized but unissued shares of our common stock, any additional shares of common stock authorized by this proposal would be available for issuance without further action by our stockholders, unless further action is required by law. The authorization of additional shares of common stock will enable us, as the need may arise, to take advantage of market conditions and favorable opportunities without the delay and expense associated with the holding of a special meeting of our stockholders.

Possible Effects of Increasing Our Authorized Capital Stock

The additional shares of capital stock, if issued and designated as common shares, would have the same rights and privileges as the shares of common stock currently authorized, issued, and outstanding. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Resolution Adopting the Proposed Amendment

The following resolution, which will be presented at the Annual Meeting, will adopt the proposed amendment to our amended articles of incorporation to increase our authorized shares of capital stock:

RESOLVED, that the first two sentences of Article III of the Articles of Incorporation, are amended, is hereby amended to read as follows:

Article III

The aggregate number of shares which the corporation shall have the authority to issue is 500,000,000 shares of capital stock at $0.01 par value. The number of shares of common stock is designated at 499,000,000 and the number of one or more classes of preferred stock is 1,000,000.

The proposed increase in the authorized shares of capital stock would become effective immediately upon the filing of the Share Increase Amendment with the office of the Secretary of State of the State of Nevada. We expect to file the share Increase Amendment with the Secretary of State of the State of Nevada promptly upon approval by our stockholders. However, the Board reserves its right to elect to abandon the share Increase Amendment if it determines, in its sole discretion, that this proposal is no longer in our best interests or those of our stockholders.

Our Board recommends a vote FOR approval of the amendment of our amended articles of incorporation to increase the number of authorized shares of our capital stock from 250,000,000 shares to 500,000,000 shares.

PROPOSAL NO. 4 — APPROVAL OF 2012 NAMED EXECUTIVE OFFICER COMPENSATION

Purpose of Resolution

As required by Rule 14a-21 of Regulation 14A of the Securities & Exchange Commission, the Company seeks advisory shareholder approval of the executive officers compensation payable for 2012 as disclosed on page 12 of the Proxy Statement.

The purpose of these advisory shareholder resolutions is to comply with Rule 14a-21. This vote is entirely advisory and not binding on the directors or the Company. The Company intends to give serious consideration to shareholder votes and expressed opinion in all executive compensation decisions.

Resolutions Approving 2012 Executive Officers Compensation

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrrative discussion is hereby APPROVED.

Our Board recommend a vote FOR approval of the resolution approving 2012 executive officers compensation and approving annual advisory votes of shareholders on the compensation payable to all named executive officers

PROPOSAL NO. 5 — APPROVAL OF NAMED EXECUTIVE COMPENSATION
EVERY ONE, TWO OR THREE YEARS

Purpose of Resolution

As required by Rule 14a-21 of Regulation 14A of the Securities and Exchange Commission, the Company seeks advisory shareholder approval of approval by shareholders of the compensation payable to the Company’s named executive officers every one, two or three years as determined by the shareholders.

The purpose of these advisory shareholder resolutions is to comply with Rule 14a-21. This vote is entirely advisory and not binding on the directors or the Company. The Company intends to give serious consideration to shareholder votes and expressed opinion in all executive compensation decisions.

Resolution Approving Approval by Shareholders of Compensation to the Company’s Named Executive Officers.

RESOLVED, that the compensation paid to the Company’s named executive officers shall be approved by shareholders in an advisory vote and shareholder approval shall occur every one, two or three years as determined by shareholders.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Security ownership of certain beneficial owners

The following table shows the only persons who have reported beneficial ownership of more than 5 percent of the common stock of the company. Persons generally “beneficially own” shares if they have the right to either vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

Name of Beneficial Owner(1)	Address of Beneficial Owner	Shares Owned(2)	Class
SERIES A PREFERRED
Palm Finance issued and certificated(9)	233 Wilshire Blvd, Suite 200, Santa Monica, CA 90401	125,125	100.00%
SERIES B PREFERRED
David Michery(10)	415 Stunt Road, Calabasas, CA 91302	20,000	54.79%
HRM Records	415 Stunt Road, Calabasas, CA 91302	1,250	3.42%
Peter Karroll	415 Stunt Road, Calabasas, CA 91302	2,500	6.85%
Riley Karroll	415 Stunt Road, Calabasas, CA 91302	1,250	3.42%
Nicole Sonia Michery	415 Stunt Road, Calabasas, CA 91302	5,000	13.70%
Alain Salem	8439 Sunset Boulevard, West Hollywood, CA 90069	2,500	6.85%
John Holt Smith	415 Stunt Road, Calabasas, CA 91302	4,000	10.96%
COMMON STOCK
Peter Hoffman(3)	8439 Sunset Boulevard, West Hollywood, CA 90069	147,144	*
Kate Hoffman(4)	10, The Coda Centre, 189 Munster Road, London SW6 6AW	0	*
Elaine New(5)	10, The Coda Centre, 189 Munster Road, London SW6 6AW	0	*
Hubert Gibbs(6)	10, The Coda Centre, 189 Munster Road, London SW6 6AW	0	*
Dan Reardon(7)	8439 Sunset Boulevard, West Hollywood, CA 90069	0	*
Tony Hickox(8)	8439 Sunset Boulevard, West Hollywood, CA 90069	0	*
David Furth	8440 Sunset Boulevard, West Hollywood, CA 90069	6,000	*
All executive officers and directors as a group		153,145	*

(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities and includes shares underlying convertible debentures, warrants and options that have been issued, granted and have vested and not been exercised and shares underlying options that will vest within the next 60 days only in respect to any person listed in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all common stock shown as beneficially owned by him/her.
(2)	As July 23, 2013, there were 101,000,932 shares of common stock were issued and outstanding. All share information presented on this table is adjusted for 70:1 reverse-split on September 4, 2012 and 50:1 reverse-split on May 20, 2013.
(3)	Represents less than 1 share equivalent of underlying options that are exercisable within 60 days of this proxy statement and less than 1 shares of common stock issued to New Moon, a company controlled by Peter Hoffman and pledged to Armadillo Ltd. Also includes 7,143 shares that are pledged to JMJ Financial and 140,000 pledged to Tonaquint Inc. in connection with Mr. Hoffman’s full recourse personal guarantees of the Company’s obligations to JMJ Financial and Tonaquint Inc., respectively.
(4)	Represents less than 1 share of common stock underlying options that are exercisable within 60 days of this proxy statement.
(5)	Represents less than 1 share of common stock underlying options that are exercisable within 60 days of this proxy statement.
(6)	Represents less than 1 share of common stock underlying options that are exercisable within 60 days of this proxy statement.
(7)	Represents less than 1 share of common stock underlying options that are exercisable within 60 days of this proxy statement.
(8)	Represents less than 1 share of common stock underlying options that are exercisable within 60 days of this proxy statement.

(9)	The per-share conversion price for the Series A Preferred Stock is $10.50.
(10)	The per-share conversion price for the Series B Preferred Stock was confirmed at $1.10. The holders retain all of the voting rights in respect of such shares.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent (10%) of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by us as well as certain other compensation awarded, earned by and paid, during the indicated fiscal year, to the Chief Executive Officer and Chief Financial Officer.

Director Compensation

Our Board is responsible for consideration and determination of director compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Peter Hoffman Chief Executive Officer	2013	500,000	(1)	—	—	—	—	500,000
	2012	500,000		—	—	—	—	500,000
	2011	500,000		—	—	—	—	500,000
Elaine New Chief Financial Officer	2013	219,500	(2)	—	—	—	—	219,500
	2012	240,000		—	—	—	—	240,000
	2011	269,800		—	—	—	—	269,800
Kate Hoffman Chief Operating Officer	2013	135,300	(3)	—	—	—	—	135,300
	2012	79,000		—	—	—	—	79,000
	2011	92,200		—	—	—	—	92,200

(1)	Peter Hoffman has taken a leave of absence as of June 19, 2013 without pay as disclosed in our 8-K dated June 20, 2013. Per the employment contract, Mr. Hoffman is entitled to vacation days and has utilized his unused vacation days to cover the absent period from June 19, 2013 to June 30, 2013. During Mr. Hoffman’s absence, our COO, Kate Hoffman will act as an interim CEO.
(2)	Elaine New’s salary of $219,500 is 11 months of salary at £150,000 per year and £7,000 per month on the last month of the year translated to USD using average exchange rate of $1.55 per £1.00 for the fiscal year ended June 30, 2013.
(3)	Kate Hoffman salary of $135,300 represents salary increase from £50,000 to £100,000 effective October 1, 2012. Ms. Hoffman’s salary of £87,500 is translated using average exchange rate of $1.55 per £1.00 for the fiscal year ended June 30, 2013.

Officer and Director Compensation

Executive Officer Employment Agreements

We have an employment agreement with Peter Hoffman pursuant to which he will act as our CEO until December 31, 2016. He has taken a leave of absence until December 31, 2013, and has waived his salary in that period. In connection with that employment agreement, we have granted Mr. Hoffman:

•	the right to sole responsibility for creative and business decisions regarding motion pictures we develop and produce,
•	a right of first refusal to produce remakes, sequels or prequels of motion pictures produced by Mr. Hoffman and acquired by us or any motion picture produced by us during his employment,
•	an annual salary of $500,000 per year plus bonuses, expenses and a signing option and
•	a right upon termination without cause to a lump sum payment of approximately $1,500,000, an assignment of all projects in development during the term of his employment and any amounts due upon such compensation as an excise tax.

We have an employment agreement with Kate Hoffman pursuant to which she will act as our COO at a salary of £100,000 per year plus bonuses and expenses. Ms. Hoffman’s contract contains a “non-compete” clause pursuant to which she will be excluded from competing against us for 6 months following the date of her termination.

We have an consultant agreement with Candace Wernick pursuant to which she will act as chief financial officer for compensation of $167,000 per year and expenses as well as additional compensation for special projects.

All of the employment agreements grant us a right to injunctive relief if the respective employee breaches the agreement. The employment agreements do not contain “non-compete” clauses.

Director Compensation

Anthony Hickox will receive approximately $1,500 per meeting attended.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information on all restricted stock, stock options and SAR awards (if any) held by our named executive officers (“NEOs”) as of July 23, 2013.

Name	Number of Options Granted	% Of Total Options Granted on Grant Date	Exercise Price per Share	Grant Date	Expiration Date	Mkt. Value of Securities Underlying Options on Date of Grant
Peter Hoffman	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Elaine New	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Katrin Hoffman	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Robert Kaiser	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Dan Reardon	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Hubert Gibb	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Anthony Hickox	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Peter Hoffman	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Elaine New	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Katrin Hoffman	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Robert Kaiser	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Dan Reardon	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Hubert Gibb	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Anthony Hickox	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Robert Kaiser	50,000		$0.89	01/09/2011	31/08/2016	$0.89
Total Granted	750,000

OTHER MATTERS

We participate in a procedure known as “householding.” This means that if you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice. Pursuant to the SEC rules, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of the Notice for your household, please contact our Corporate Secretary at Seven Arts Entertainment Inc., 8439 Sunset Boulevard, Suite 402, West Hollywood, CA 90069, Attn: Katrin Hoffman or by telephone at (323) 372-3080.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies in the future, please contact our Corporate Secretary as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

The Board knows of no other matters that will be presented for consideration at our Annual Meeting. However, if other matters are properly brought before the meeting, the proxy holders will vote your shares in their discretion.

A COPY OF THE COMPANY’S PREDECESSOR’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: SEVEN ARTS ENTERTAINMENT INC., 8439 SUNSET BOULEVARD, SUITE 402, WEST HOLLYWOOD, CA 90069, ATTENTION: KATE HOFFMAN.

By Order of the Board,

Katrin M. Hoffman
Chief Executive Officer

Appendix A

SEVEN ARTS ENTERTAINMENT INC.
AUDIT COMMITTEE CHARTER

Committee Role

The committee’s role is to act on behalf of the board of directors and oversee all material aspects of the company’s financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee’s role includes a particular focus on the qualitative aspects of financial reporting to the stockholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements.

The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external auditors, counsel and other committee advisors.

Committee Membership

The committee shall consist of three board members of which two of the board members must be independent, non-executive board members. Committee members shall have: (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of cash flows and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee’s sole discretion.

At least one member, preferably the chair, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements, and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board. The committee chairperson shall be selected by the committee members.

Committee Operating Principles

The committee shall fulfill its responsibilities within the context of the following overriding principles:

Communications

The chair and others on the committee shall, to the extent appropriate, maintain an open avenue of contact throughout the year with senior management, other committee chairs and other key committee advisors (external and internal auditors, etc.), as applicable, to strengthen the committee’s knowledge of relevant current and prospective business issues.

Education/Orientation

The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, the individual committee members are encouraged to participate in relevant and appropriate self-study education to ensure understanding of the business and environment in which the company operates.

Annual Plan

The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the “primary committee responsibilities” detailed herein. The annual plan shall be reviewed and approved by the full board.

Meeting Agenda

Committee meeting agendas shall be the responsibility of the committee chair, with input from the committee members. It is expected that the chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

Expectations and Information Needs

The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal auditors and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors and others at least 3 business days in advance of meeting dates. Meeting conduct will assume committee members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

External Resources

The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its’ responsibilities.

Meeting Attendees

The committee shall request members of management, counsel, internal and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee’s responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chair with or without management’s attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

Meeting Frequency

The committee shall meet at least semi-annually. Additional meetings shall be scheduled as considered necessary by the committee or chair.

Reporting to the Board of Directors

The committee, through the committee chair, shall report periodically, as deemed necessary, but at least semiannually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of director’s meeting.

Self-Assessment

The committee shall review, discuss and assess its own performance as well as its role and responsibilities, seeking input from senior management, the full board and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

Committee Responsibilities

Financial Reporting

•	Review and assess the annual and interim financial statements before they are released to the public or filed with the SEC.
•	Review and assess the key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditors’ views, and the basis for audit conclusions.
•	Approve changes in important accounting principles and the application thereof in both interim and annual financial reports.
•	Advise financial management and the external auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Risks and Controls

•	Review and assess the company’s business and financial risk management process, including the adequacy of the overall control environment and controls in selected areas representing significant risk.
•	Review and assess the company’s system of internal controls for detecting accounting and financial reporting errors, frauds and defalcations, legal violations, and noncompliance with the corporate code of conduct. In that regard, review the related findings and recommendations of the external and internal auditors, together with management’s responses.
•	Review with legal counsel any regulatory matters that may have a material impact on the financial statements.

External Auditors

•	Recommend the selection of the external auditors for approval by the board of directors.
•	Instruct the external auditors that they are responsible to the board of directors and the audit committee as representatives of the stockholders. In that regard, confirm that the external auditors report all relevant issues to the committee in response to agreed-upon expectations.
•	Review the performance of the external and internal auditors.
•	Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, discuss with the auditors any relationships or on audit services that may affect their objectivity or independence.
•	Consider, in consultation with the external and internal auditors, their audit scopes and plans to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.
•	Review and approve requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.
•	Review with management and the external auditors the results of the annual audits and related comments in consultation with other committees as deemed appropriate, including any difficulties or disputes with management, any significant changes in the audit plans, the rationale behind adoptions and changes in accounting principles, and accounting estimates requiring significant judgments.
•	Provide a medium for the external auditors to discuss with the audit committee their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

Other

•	Review and update the committee’s charter.
•	Review and update the company’s code of conduct.
•	Review and approve significant conflicts of interest and related party transactions.
•	Conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee will be empowered to retain independent counsel and other professionals to assist in conducting any investigation.

Annex B

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

1.	Name of corporation: SEVEN ARTS ENTERTAINMENT INC.
2.	The articles have been amended as follows: (provide article numbers, if available)

The first two sentences of Article III of the articles of incorporation, as amended, are hereby amended to read in its entirety as follows:

Article III

The aggregate number of shares which the corporation shall have the authority to issue is 500,000,000 shares of capital stock at $0.01 par value per share.

The number of shares of common stock is designated at 499,000 and the number of one or more classes of preferred stock is 1,000,000.

3.	Effective date of filing:
4.	Signature: (required)

X
Signature of Officer	Title

B-1

Annex C

SEVEN ARTS ENTERTAINMENT INC.
Convertible Debt
June 30, 2013

Lender	Original principal	Balance including accrued interest @ June 30 2013	Interest Rate	Issuance Date	Due Date	Conversion Price
Trafalgar Capital	$1,000,000	$585,729	9%	10/15/2008	08/31/2009	Conversion price is Market price
JMJ Financial	500,000	438,373	10%	06/29/2012	10/27/2012	Conversion is only on default and is the lower of $0.04 or 80% of the average of the three lowest trade prices in the 20 trading days prior to conversion
GHP	275,000	137,573	18%	01/21/2011	04/30/2012	Conversion price is Market price
Tonaquint	567,990	447,975	8%/22%	08/22/2012	7/2/2013	The conversion price shall be the fixed conversion price of $0.04 subject to equitable adjustments for sock splits,stock dividends or rights offerings by the Borrower.
Beaufort Ventures PLC	350,000	240,132	10%	07/31/2012	08/30/2012	Conversion price is 65% of the previous day's closing price unless the share price on the day of conversion has declined more than 5% from the previous day's close in which case it will be 35% reduction from the lowest price on the current trading day
Beaufort Ventures PLC	150,000	163,932	10%	07/26/2012	02/25/2013	Conversion price is 65% of the previous day's closing price unless the share price on the day of conversion has declined more than 5% from the previous day's close in which case it will be 35% reduction from the lowest price on the current trading day
Runway Investments, LTD	190,000	154,582	12%	11/1/2012	09/30/2012	The conversion price will be the lower of the fixed conversion price of $0.20 or the variable conversion price which is equal to 75% of the average of the daily volume weighted average price (VWAP) as reported on NASDAQ or other exchange for the six trading days with the lowest VWAP in the 10 trading days preceding conversion
Sendero Capital Ltd	250,000	292,986	12%	01/24/2012	09/30/2012	The conversion price will be the lower of the fixed conversion price of $0.20 or the variable conversion price which is equal to 75% of the average of the daily volume weighted average price (VWAP) as reported on NASDAQ or other exchange for the six trading days with the lowest VWAP in the 10 trading days preceding conversion
Isaac Capital Group LLC	250,000	148,825	12%	01/20/2012	06/30/2012	The conversion price shall be the fixed conversion price of $0.15 subject to equitable adjustments for sock splits,stock dividends or rights offerings by the Borrower. The conversion price will be reset to an amount equal to the VWAP for the 10 trading days immediately prior to the date this Note is due if the Note is not repaid on or before that date
Beaufort Ventures, PLC	75,000	82,110	10%	07/19/2012	07/19/2012	Conversion price is 65% of the previous day's closing price unless the share price on the day of conversion has declined more than 5% from the previous day's close in which case it will be 35% reduction from the lowest price on the current trading day
Beaufort Ventures, PLC	50,000	54,740	10%	07/19/2012	07/19/2013	Conversion price is 65% of the previous day's closing price unless the share price on the day of conversion has declined more than 5% from the previous day's close in which case it will be 35% reduction from the lowest price on the current trading day

Lender	Original principal	Balance including accrued interest @ June 30 2013	Interest Rate	Issuance Date	Due Date	Conversion Price
Beaufort Ventures, PLC	25,000	27,192	10%	08/14/2012	2/8/2013	Fixed conversion price of $0.02. If at any time after maturity date the share price in any 10 day trading periodafter the Maturity date and before conversion or payment is trading at below $0.03/share (as defined by 10 trading day VWAP) then there will be a one time reset to 70% of the average of the VWAP during 10 such trading days
Beaufort Ventures, PLC	75,000	78,921	12%	01/22/2013	07/22/2013	The conversion price shall be the fixed conversion price of $0.15 subject to equitable adjustments for sock splits,stock dividends or rights offerings by the Borrower. The conversion price willl be reset to an amount equal to 25% of the the lowest tradng price for the 20 trading days immediately prior to the date of conversion if the Note is nor repaid on maturity
CMS Capital	33,333	39,503	12%	12/15/2011	06/30/2012	The conversion price shall be the fixed conversion price of $0.15 subject to equitable adjustments for sock splits,stock dividends or rights offerings by the Borrower. The conversion price willl be reset to an amount equal to 75% of the VWAP for the lowest three trading days in the 10 trading days immediately prior to the date of conversion if the Note is not settled within eight months of closing the loan
Hanover Holdings LLC	445,000	280,581	10%	02/23/2012	04/23/2013	The conversion price shall be the fixed conversion price of $0.20 subject to equitable adjustments for sock splits,stock dividends or rights offerings by the Borrower.
Beaufort Ventures PLC	50,000	56,066	12%	06/26/2012	06/26/2013	Conversion price is 65% of the previous day's closing price unless the share price on the day of conversion has declined more than 5% from the previous day's close in which case it will be 35% reduction from the lowest price on the current trading day
Agua Alta (Cold Fusion)	100,000	112,164	12%	06/25/2012	06/25/2013	Conversion price is 65% of the previous day's closing price unless the share price on the day of conversion has declined more than 5% from the previous day's close in which case it will be 35% reduction from the lowest price on the current trading day
Beaufort Ventures PLC	11,232	12,015	12%	11/30/2011	11/30/2013	Conversion price will be 75% of the closing price of the previous day to conversion
Tripod Group, LLC	150,000	108,685	12%	1/2/2012	1/2/2013	The conversion price will be the lower of the fixed conversion price of $0.235 or the variable conversion price which is equal to 75% of the average of the daily volume weighted average price (VWAP) as reported on NASDAQ or other exchange for the six trading days with the lowest VWAP in the 10 trading days preceding conversion
Beaufort Ventures, PLC	100,000	48,009	12%	6/4/2012	6/10/2012	Conversion price is 65% of the previous day's closing price unless the share price on the day of conversion has declined more than 5% from the previous day's close in which case it will be 35% reduction from the lowest price on the current trading day
Old Capital Ltd	250,000	277,166	12%	05/31/2012	11/30/2012	Conversion price is 65% of the previous day's closing price unless the share price on the day of conversion has declined more than 5% from the previous day's close in which case it will be 35% reduction from the lowest price on the current trading day
WHC Capital	103,500	79,097	10%	05/20/2013	05/20/2014	The Conversion Price shall be equal to sixty five percent (65%) of the average price of the three (3) lowest closing prices during the ten (10) trading days prior to date of such conversion,

Lender	Original principal	Balance including accrued interest @ June 30 2013	Interest Rate	Issuance Date	Due Date	Conversion Price
Firerock	132,000	81,335	5% (18% in default)	12/8/2012	07/15/2013	The Conversion Price shall be the lower of $0.02 and sixty percent (60%) of the closing price of the day immediately prior to the Holder's exercise of his conversion rights
Elegant Funding	17,500	17,975	18%	6/5/2013	1/5/2014	Conversion price shall be 70% of the lowest closing bid ptive during the 10 trading days prior to conversion
Firerock	41,588	719	12% (18% in default)	07/31/2012	06/14/2013	Conversion price shall be the lesser of $0.06 or 60% 0f the lowest trade price in the 25 days prior to conversion
WHC Capital	25,000	26,036	21%, 28% in default	04/19/2013	04/18/2014	Conversion Price shall be equal to seventy five percent (75%) of the average price of the three (3) lowest closing prices during the ten (10) trading days prior to date of such conversion,
WHC Capital	20,000	20,472	21%	05/20/2013	05/20/2014	Conversion Price shall be equal to sixty five percent (65%) of the average price of the three (3) lowest closing prices during the ten (10) trading days prior to date of such conversion,
Tangiers	20,000	20,164	10%	05/31/2113	05/31/2014	Fixed conversion price of $0.0119. If at any time after maturity date the share price in any 10 day trading periodafter the Maturity date and before conversion or payment is trading at below $0.017/share (as defined by 10 trading day VWAP) then there will be a one time reset to 70% of the average of the VWAP during 10 such trading days
Tangiers	40,000	40,848	10%	10/15/2012	10/15/2013	Conversion price is 70% 0f the 10 day trading VWAP before conversion.
		$4,073,901

PROXY	PROXY

SEVEN ARTS ENTERTAINMENT INC.

Annual Meeting of Stockholders

November [  ], 2013
9:00 a.m. local time
Seven Arts Entertainment Inc.
8439 Sunset Blvd., Suite 402
West Hollywood, CA 90069

The undersigned hereby appoints Peter Hoffman and Kate Hoffman, and each of them, as Proxies of the undersigned with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of Seven Arts Entertainment Inc. held of record by the undersigned on October [  ], 2013 at the Annual Meeting of Stockholders of Seven Arts Entertainment Inc. to be held November [  ], 2013, or at any adjournment of postponement thereof.

IF YOU ARE NOT VOTING BY INTERNET, COMPLETE THIS PROXY CARD, SIGN, DATE,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held November [  ]. 2013. The Proxy Statement and our 2012 Annual Report to
Stockholders are available at: www.proxyease.com/sevenarts/2012.

PLEASE MARK VOTES AS IN THIS EXAMPLE: ☑

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR Proposal Nos. 1, 2, and 3. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposal Nos. 1, 2, 3, 4 and 5 if no specification is made.

☐  I/We do plan to attend the 2012 Annual Meeting of Stockholders.

	FOR	WITHHOLD
1. Election of Directors
Anthony Hickox	☐	☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Independent Registered Public Accounting Firm. Ratification of the selection of Hall & Co. as the independent registered public accounting firm for the Company for 2012.	☐	☐	☐

3. Approval of Amendment To Articles. To approve an amendment to our amended articles of incorporation to increase the number of shares of capital stock authorized for issuance from 250,000,000 shares to 500,000,000 shares.	☐	☐	☐

4. Advisory Shareholder Vote Re Executive Officer Compensation. To approve the compensation of the named executive officers.	☐	☐	☐

5. Frequency of Shareholder Vote on Executive Compensation. To approve shareholder advisory votes on the compensation of the Company’s named executive officers at a frequency of:	☐ 1 year	☐ 2 years	☐ 3 years
☐ Abstain

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

_____________________________	_____________	____________________________	______________
SIGNATURE	DATE	SIGNATURE	DATE

Please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.